UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2013

CRC HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

333-135172	73-1650429
(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600 Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 272-8668.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment and Departure of Certain Officers

On January 31, 2013, Anthony Hughes was appointed as CRC Health Corporation’s (the “Company”) Principal Accounting Officer by the Board of Directors. Previously, he served as the Corporate Controller of LECG Corporation (“LECG”), a publicly traded litigation services management firm, for approximately three years and most recently he was the Senior Director of Accounting Policy, Reporting and Tax at Blackhawk Network, Inc. (a subsidiary of Safeway Inc.). Prior to LECG, Mr. Hughes served in various senior-level accounting roles at two publicly traded companies and spent nearly 7 years at Ernst & Young LLP.

Mr. Hughes is filling the position previously held by Mukund Srinivasan, who resigned from the Company effective November16, 2012.

Mr. Hughes is an at-will employee and does not have an employment agreement with the Company. Mr. Hughes is eligible to participate in the health, dental, disability, life insurance and 401(k) plans that the Company makes available to all employees.

Mr. Hughes does not have any family relationship with any of the Company’s directors or officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC HEALTH CORPORATION

/s/ PAMELA B. BURKE
Pamela B. Burke
Vice President, General Counsel and Secretary